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Exhibit 10.15

AMENDMENT NO. 1 TO
WATSON PHARMACEUTICALS, INC.
KEY EMPLOYEE AGREEMENT

        WHEREAS, Watson Pharmaceuticals, Inc. (the "Company") and James Nash ("the Executive") have entered into the Key Employee Agreement dated as of August 16, 2004 (the "Agreement"); and,

        WHEREAS, the Supply Chain organization of the Company has recently been renamed "Technical Operations" in order to more clearly identify its function and mission both within and outside of the Company; and,

        WHEREAS, the Company and the Executive wish to amend the Agreement to reflect the foregoing change.

        NOW, THEREFORE, the Agreement is hereby amended as follows:

        The first sentence of Section 1 of the Agreement is amended in its entirety to read:

          1.    EMPLOYMENT BY THE COMPANY.    Subject to terms set forth herein, the Company agrees to employ Executive in the position of Executive Vice President, Technical Operations, and Executive hereby accepts employment effective as of the Effective Date.

        Except as specifically amended by this Amendment No. 1, all terms and conditions of the Agreement remain in full force and effect.

        IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment No. 1 effective as of December 13, 2004.

WATSON PHARMACEUTICALS, INC.		EXECUTIVE
By:	/s/ SUSAN K. SKARA Susan K. Skara Sr. Vice President, Human Resources Date: December 16, 2004	/s/ JAMES NASH Name: James Nash Date: December 14, 2004

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  Exhibit 10.15